UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 21, 2016

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2016, Net Element, Inc. (the “Company”) entered into a Second Additional Letter Agreement (the “Second Additional Agreement”) with Kenges Rakishev, an accredited investor (the “Investor”). The Second Additional Agreement further modified the terms of the Letter Agreement, dated September 11, 2015, as modified by that certain Additional Letter Agreement dated October 7, 2015, with certain accredited investors listed on the signature pages attached to that Letter Agreement (collectively, the “Original Agreement”). Mr. Rakishev is a director of the Company.

The Second Additional Agreement provided for the second and final round of $910,000 equity financing to the Company contemplated by the Original Agreement in consideration for the issuance by the Company to the Investor of (i) 4,664,275 restricted shares of the Company’s common stock (the “Restricted Shares”) based on $0.1951 per share, equal to the closing trading price of the Company Common Stock reported on The NASDAQ Capital Market on January 20, 2016, the trading date immediately preceding the date when the Investor and the Company committed to the transactions contemplated in the Second Additional Agreement; and (ii) options to purchase 4,664,275 restricted shares of the Company’s common stock on the terms set forth in the Investor’s Form of Option to Purchase Shares of Restricted Common Stock (the “Restricted Options”).

The Company intends to use the proceeds from the sale of the Restricted Shares and the Restricted Options for general working capital purposes.

However, such issuance of Restricted Shares and the Restricted Options is subject to the Company’s stockholders approval within 120 days from the date of Second Additional Agreement (the “Stockholders Approval”).

Each Restricted Option will expire on the fifth (5th) annual anniversary of the date of the Second Additional Agreement and shall be exercisable (prior to its expiration) into one (1) Restricted Share at the exercise price equal to $0.2146 (which is 110% of the closing trading price of the Company Common Stock reported on The NASDAQ Capital Market on January 20, 2016, the trading date immediately preceding the date when the Investor and the Company committed to the transactions contemplated in the Second Additional Agreement). The Investor may elect to exercise his Restricted Options through a cashless exercise, in which case the Investor would receive upon such exercise the “net number” of shares of Company common stock determined according to the formula set forth in the Restricted Option.

In the event that the Stockholders Approval is not obtained within 120 days from the date Second Additional Agreement, the Investor and the Company agreed that at the Investor’s election, (i) the purchase price for the Restricted Shares and the Restricted Options shall be automatically amended to be equal to the product of (x) 4,664,275 and (y) the sum of $0.1951 and $0.125, in which case the Investor will have paid to the Company the difference between such price and the previously paid purchase price for the Restricted Shares and the Restricted Options, (ii) the number of Restricted Shares and the Restricted Options issuable to the Investor will be adjusted to be equal to the quotient determined by dividing (I) $910,000 by (II) $0.3201, or (iii) the Restricted Options will not be issued and the Investor will be issued the number of Restricted Shares calculated on the basis of $0.1951 per share purchase price.

The Restricted Shares and the Restricted Options, including the shares of common stock issuable, subject to compliance with Rule 144 under the Securities Act of 1933, as amended (the "1933 Act")), upon exercise of the Restricted Options, were issued to the Investor in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the 1933 Act. All of the Restricted Shares and Restricted Options (including the shares of common stock issuable, subject to compliance with Rule 144 under the 1933 Act, upon exercise of the Restricted Options) will be restricted securities within the meaning of Rule 144 under the 1933 Act and, accordingly, each of the stock certificates of the Company to be issued evidencing such securities will contain a standard Rule 144 restrictive securities legend.

The Second Additional Agreement provides that under no circumstances may the aggregate number shares of Company common stock issued to the Investor under the Agreement at any time exceed 19.99% of the total number of shares of Company common stock issued and outstanding or of the voting power unless the Company has obtained either (i) its stockholders' approval of the issuance of more than such number of shares of Common Stock pursuant to NASDAQ Marketplace Rule 5635 or (ii) a waiver from The NASDAQ Stock Market of the Company’s compliance with Rule 5635.

The foregoing is only a brief description of the terms of the Second Additional Agreement, the Restricted Shares and the Restricted Options, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Second Additional Agreement and the Form of Option to Kenges Rakishev to Purchase Shares of Restricted Common Stock which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Current Report are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Option to Kenges Rakishev to Purchase Shares of Restricted Common Stock

10.1	Second Additional Letter Agreement, dated as of January 21, 2016, between the Company and Kenges Rakishev

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2016

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Option to Kenges Rakishev to Purchase Shares of Restricted Common Stock

10.1	Second Additional Letter Agreement, dated as of January 21, 2016, between the Company and Kenges Rakishev

5